[EXHIBIT 31.2]


                          CERTIFICATION


I, Jack Chien, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Med Gen, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quaterly report;

Date:  February 13, 2004



                                        By:____/s/Jack Chien__________
                                           Jack Chien
                                           Chief Financial Officer, and
                                           Principal Accounting Officer